CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Columbia Funds Series Trust, Columbia Funds Series Trust I and Columbia Funds Series Trust II of our reports dated as listed in the table below, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the years ended as listed in the table below. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 13, 2020

Appendix A

Fund Name	Year Ended	Report Dated
Columbia Global Strategic Equity Fund	1/31/2020	3/24/2020
Columbia Capital Allocation Aggressive Portfolio	1/31/2020	3/24/2020
Columbia Select Global Growth Fund	2/28/2019	4/22/2019
Columbia Select Mid Cap Value Fund	2/28/2019	4/22/2019
Columbia Overseas Core Fund	2/28/2019	4/22/2019
Columbia Small Cap Value Fund I	4/30/2019	6/21/2019
Columbia Small/Mid Cap Value Fund	5/31/2019	7/22/2019
Columbia Disciplined Small Core Fund	8/31/2019	10/24/2019
Columbia Contrarian Europe Fund	10/31/2019	12/20/2019
Columbia Select Global Equity Fund	10/31/2019	12/20/2019